UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 12, 2013

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2013, Kodiak Oil & Gas (USA) Inc. (“Kodiak USA”), a wholly owned subsidiary of Kodiak Oil & Gas Corp. (the “Company”), entered into the Tenth Amendment and Limited Waiver to Amended and Restated Credit Agreement (the “Tenth Amendment”) with Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”). The Tenth Amendment, among other things, further amends that certain Amended and Restated Credit Agreement, dated as of October 28, 2011, by and among Kodiak USA, the Administrative Agent and the Lenders (including all previous amendments thereto, the “ Credit Agreement”) to (i) increase the aggregate elected commitments on the revolver from U.S. $550 million to U.S. $1.1 billion, (ii) increase the aggregate commitments to the borrowing base under the Credit Agreement from U.S. $650 million to U.S. $1.1 billion, (iii) facilitate the Acquisition as described below and (iv) permit a corporate reorganization of the Company and its direct and indirect subsidiaries to facilitate capital transfers between, and to meet funding needs of, the Company.

From time to time in the ordinary course of their respective businesses, certain of the Lenders and their affiliates, including affiliates of the Administrative Agent, have engaged in, and may engage in, securities underwriting, commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received, or will receive, customary fees and commissions.

All other material terms of the Credit Agreement remain unchanged. The foregoing description of the Tenth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Tenth Amendment, which is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 2, 2013, the Company and Kodiak USA, entered into a definitive Purchase and Sale Agreement (the “Acquisition Agreement”) with Liberty Resources LLC, a Delaware limited liability company (the “Seller”), under which Kodiak USA has agreed to acquire (the “Acquisition”) certain oil and gas leaseholds located in the State of North Dakota (the “Oil and Gas Properties”), and various other related rights, permits, contracts, equipment and other assets (together with the Oil and Gas Properties, the “Oil and Gas Assets”). The effective date for the Acquisition is March 1, 2013 (the “Effective Date”).

The Company, Kodiak USA and Seller entered into Amendment No. 1 to the Acquisition Agreement (“Amendment No. 1”) on July 12, 2013 to (i) provide for the transfer of the Oil and Gas Assets directly to Kodiak Williston, LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Kodiak USA, (ii) add to the Oil and Gas Properties certain additional oil and gas leaseholds and related rights, permits and contracts to be acquired from the Seller, and (iii) increase the purchase price by U.S. $20 million in consideration for additional oil and gas assets acquired from the Seller.

On July 12, 2013, the parties closed the Acquisition for aggregate consideration of U.S. $732 million in cash. The total consideration paid included U.S. $52 million for certain post-closing adjustments, including U.S. $31 million in working capital items and U.S. $21 million of cash flow adjustments to reflect the Effective Date. The Company paid an additional U.S. $20 million to acquire increased working interests acquired by Liberty subsequent to the Effective Date. The Company funded the Acquisition through borrowings under the Credit Agreement.

Pursuant to the Acquisition, the Company acquired approximately 42,000 net acres located in McKenzie and southern Williams Counties, N.D., with current net production of approximately 5,600 barrels of oil equivalent per day. The acquired leaseholds include 35 controlled drilling spacing units, based upon 1,280-acre units, and are 90% held by production. The southern Williams County lands, approximating 14,000 net acres, are adjacent to the Company’s core Polar area. An additional 25,000 net acres are located in McKenzie County to the west of the Company’s Koala and Smokey areas. The Company has also assumed the Seller’s contract for one drilling rig, which has 13 months remaining on its term.

The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on June 4, 2013, and Amendment No. 1. A copy of Amendment No. 1 is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 12, 2013, the Company issued a press release announcing the closing of the Acquisition and entry into the Tenth Amendment. A copy of the press release is attached as Exhibit 99.4 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.4 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The statements of operating revenues and direct operating expenses of the Oil & Gas Assets for the year ended December 31, 2012 and for the three-month periods ended March 31, 2013 and 2012 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma consolidated balance sheet as of March 31, 2013 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Company’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 is attached hereto as Exhibit 99.3 and incorporated herein by reference.

These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the Acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

(d) Exhibits.

Exhibit 2.1	Amendment No. 1 to the Purchase and Sale Agreement, dated July 12, 2013, by and between Kodiak Oil & Gas (USA) Inc., Liberty Resources LLC and Kodiak Oil & Gas Corp.

Exhibit 10.1

Tenth Amendment and Limited Waiver to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, dated as of July 12, 2013

Exhibit 23.1	Consent of EKS&H LLLP

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2012 and for the three-month periods ended March 31, 2013 and 2012.

Exhibit 99.2	Unaudited pro forma consolidated balance sheet as of March 31, 2013 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013.

Exhibit 99.3	Unaudited pro forma consolidated statement of operations for the year ended December 31, 2012.

Exhibit 99.4	Press release of Kodiak Oil & Gas Corp. dated July 12, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

	By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: July 15, 2013

EXHIBIT INDEX

Exhibit 2.1	Amendment No. 1 to the Purchase and Sale Agreement, dated July 12, 2013, by and between Kodiak Oil & Gas (USA) Inc., Liberty Resources LLC and Kodiak Oil & Gas Corp.

Exhibit 10.1

Tenth Amendment and Limited Waiver to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, dated as of July 12, 2013

Exhibit 23.1	Consent of EKS&H LLLP

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the properties acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2012 and for the three-month periods ended March 31, 2013 and 2012.

Exhibit 99.2	Unaudited pro forma consolidated balance sheet as of March 31, 2013 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2013.

Exhibit 99.3	Unaudited pro forma consolidated statement of operations for the year ended December 31, 2012.

Exhibit 99.4	Press release of Kodiak Oil & Gas Corp. dated July 12, 2013